Exhibit 99.1

For more information:
Investor Relations	Media Relations
Jim DeNike	Colleen Beauregard
Corixa Corp.	Waggener Edstrom Bioscience
206.366.3720	503.443.7000
jim.denike@corixa.com	colleenb@wagged.com

FOR IMMEDIATE RELEASE

CORIXA ANNOUNCES FIRST QUARTER FINANCIAL RESULTS

Seattle, May 9, 2005 — Corixa Corporation (Nasdaq: CRXA), a developer of immunotherapeutics, today announced financial results for the first quarter ended March 31, 2005.

For the first quarter of 2005, Corixa reported total revenue of $7.2 million compared with total revenue of $6.0 million for the first quarter of 2004. Net loss applicable to common stockholders for the first quarter of 2005 was $12.4 million, compared with net loss of $21.2 million for the first quarter of 2004. Diluted net loss per common share for the first quarter of 2005 was $0.21 compared with diluted net loss per common share of $0.38 for the first quarter of 2004. Excluding acquisition-related charges, such as intangible and deferred compensation amortization and restructuring charges, net loss applicable to common stockholders and diluted net loss per common share for the first quarter of 2005 were $12.0 million and $0.20, respectively, compared with net loss applicable to common stockholders and diluted net loss per common share of $21.0 million and $0.38, respectively for the first quarter of 2004.

On December 31, 2004, Corixa transferred all worldwide rights and responsibilities related to the manufacturing, development and commercialization of the BEXXAR® therapeutic regimen to GlaxoSmithKline (GSK). As a result, Corixa has classified all of its revenues and expenses related to BEXXAR since its approval as a discontinued operation in its statement of operations.

A reconciliation of the Generally Accepted Accounting Principles (GAAP), net loss and net loss per share to the respective non-GAAP amounts for the three months ended March 31, 2005 and March 31, 2004, is set forth at the end of this press release.

As of March 31, 2005, Corixa had $99.4 million in cash, cash equivalents and investments.

On April 29, 2005, Corixa announced that it had signed a definitive agreement with GSK under which GSK has agreed to acquire Corixa. GSK will pay $4.40 in cash for each share of Corixa common stock, or common stock equivalent, or approximately $300 million, representing a 48 percent premium to $2.98, which was Corixa’s closing share price on April 28, 2005. Closing of the transaction is subject to customary regulatory approvals as well as approval by holders of a majority of the outstanding shares of Corixa stock and common stock equivalents. A stockholder vote will be held following mailing of a proxy statement describing the transaction in further detail. The proxy statement is currently under preparation. Corixa’s annual general meeting of stockholders will take place as previously scheduled on May 31, 2005.

“During the first quarter we made progress in a number of areas including our efforts to meet GSK’s need for increased adjuvant production,” said Steven Gillis, Ph.D., chairman and chief executive officer of Corixa. “We are continuing our work with GSK to increase the supply of MPL and will provide further information on GSK’s proposed acquisition of Corixa as it becomes available.”

Conference Call
Corixa will hold a conference call and webcast to discuss the first quarter financial results on May 9, 2005 at 2 p.m. PDT/5 p.m. EDT. To access the live conference call, dial (800) 818-5264 or (913) 981-4910. Webcast participants can sign up at the Investors page of Corixa’s Web site (http://www.corixa.com/default.asp?pid=invest). A recorded replay of the conference call can be accessed through the Web site, or by dialing (888) 203-1112 or (719) 457-0820 and entering code 5886134. The call will be rebroadcast from May 9, 2005 at 8 p.m. EDT to May 30, 2005 at 11:59 p.m. EDT.

About Corixa
Corixa is a biopharmaceutical company developing vaccine adjuvants and immunology based products that manage human diseases. Corixa’s products are currently in multiple clinical development programs, including several that have advanced to and through late-stage clinical trials. The company partners with numerous developers and marketers of pharmaceuticals, targeting products that are Powered by Corixa™ technology with the goal of making its potential products available to patients around the world. Corixa was founded in 1994 and is headquartered in Seattle, with additional operations in Hamilton, Montana. For more information, please visit Corixa’s Web site at www.corixa.com.

Corixa Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the pending acquisition of Corixa by GSK, statements regarding the potential increase in supply of MPL adjuvant, and other statements regarding our plans, objectives, intentions and expectations. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made. They are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Factors that could affect Corixa’s actual results include, but are not limited to, the risk that the transaction with GSK is not consummated, the risk that we are unable to increase the supply of MPL adjuvant and the “Factors Affecting Our Operating Results, Our Business and Our Stock Price,” described in our Annual Report on Form 10-K for the year ended December 31, 2004, copies of which are available from our investor relations department. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

Additional Information About the Proposed Acquisition and Where to Find It
Corixa will file a proxy statement with the SEC in connection with the proposed acquisition of Corixa by GSK. Corixa urges investors and security holders to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information. Investors and security holders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. Additionally, documents filed with the SEC by Corixa are available free of charge on Corixa’s website at www.corixa.com. Documents on Corixa’s website will not be part of the filing.

Corixa’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Corixa in connection with the transaction. A description of certain of the interests of directors and executive officers of Corixa is set forth in the proxy statement for Corixa’s 2005 annual meeting of stockholders, which was filed with the SEC on April 20, 2005. Investors and security holders may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

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Consolidated Statement of Operations

	Three months ended March 31,
	2005	2004

Revenue:
Collaborative agreements	$4,609	$4,585
Product sales	1,566	581
Government grants and contracts	1,010	791

Total revenue	7,185	5,957
Operating expenses:
Research and development	14,133	16,716
Sales, general and administrative	2,271	2,441
Manufacturing	1,098	488
Restructuring	237	2

Total operating expenses	17,739	19,647

Loss from operations	(10,554)	(13,690)
Interest income	563	955
Interest expense	(1,385)	(1,780)
Other income	5	—

Net loss from continuing operations	(11,371)	(14,515)
Net loss from discontinued operations	(901)	(6,396)

Net loss	(12,272)	(20,911)
Preferred stock dividend	(81)	(255)

Net loss applicable to common stockholders	$(12,353)	$(21,166)

Basic and diluted net loss per common share:
Continuing operations	$(0.19)	$(0.26)

Discontinued operations	$(0.02)	$(0.12)

Net loss applicable to common stockholders	$(0.21)	$(0.38)

Shares used in computation of basic and diluted net loss per common share	59,523	55,489

	March 31,	December 31,
	2005	2004

Balance Sheet Data:
Cash, cash equivalents and securities available-for-sale	$99,427	$116,187
Working capital	59,733	72,878
Total assets	168,131	191,201
Long-term obligations less current portion	118,604	119,110
Accumulated deficit	(1,283,239)	(1,270,967)
Total stockholders’ equity	7,703	20,292

	Three months ended March 31,
	2005	2004

Non-GAAP Financial Measures:
Reconciliation of net loss to net loss excluding acquisition related charges:
Net loss applicable to common stockholders	$(12,353)	$(21,166)
Intangible asset and leasehold amortization	110	182
Deferred compensation amortization	—	9
Restructuring	237	2

Net loss excluding acquisition related charges	$(12,006)	$(20,973)

Basic and diluted net loss per share excluding acquisition related charges	$(0.20)	$(0.38)

To supplement our consolidated financial statements presented on a GAAP basis, Corixa uses non-GAAP measures of net loss and net loss per share, which are adjusted to exclude certain expenses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Corixa’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss or net loss per share prepared in accordance with generally accepted accounting principles in the United States.